SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

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[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

TRIPLE-S MANAGEMENT CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 16, 2002

To the Shareholders of Triple-S Management Corporation:

On Friday, September 13, 2002 we sent to all our Shareholders the Notice and other documents related to the Special Meeting of Triple-S Management’s Shareholders to be held on October 13, 2002.

We noticed a typographic error on page 13 of the Proxy Statement, which we want to correct. The Section titled “Principal Holders of the Shares” states that Dr. Manuel Marcial-Seoane has one (1) share and Dr. Luis A. Marini-Mir two (2) shares. The correct information is that Dr. Manuel Marcial-Seoane has two (2) shares and Dr. Luis A. Marini-Mir one (1) share.

Since it is our commitment to keep our Shareholders adequately informed, we hereby notify you of this correction.

Cordially,

/s/ Fernando J. Ysern-Borrás
Dr. Fernando J. Ysern-Borrás
Chairman of the Board of Directors